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                                                                 EXHIBIT 23(c)


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the references to our firm and to our reports, or information contained therein, dated as of December 31, 1998 and December 31, 1999, in the Registration Statement on Form S-4 of Denbury Resources Inc., a Delaware corporation, to be filed with the Securities and Exchange Commission on or about October 17, 2001.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.



                                          By: /s/ Frederick D. Sewell
                                              ---------------------------------
                                              Frederic D. Sewell
                                              President

Dallas, Texas
October 16, 2001